Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated February 16, 2018 relating to the consolidated financial statements and the financial statement schedule of Shire plc, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement by Experts” in such Registration Statement.

/s/ DELOITTE LLP

London, United Kingdom

December 6, 2018